UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2017

New Residential Investment Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation)

001-35777	45-3449660
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

212-479-3150
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 29, 2017, NRM Acquisition LLC (the “Purchaser”), a Delaware limited liability company and a wholly owned subsidiary of New Residential Investment Corp., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) with Shellpoint Partners LLC, a Delaware limited liability company (“Shellpoint”), the Sellers party thereto and Shellpoint Services LLC, a Delaware limited liability company, as the representative of the Sellers. The SPA provides that, upon the terms and subject to the conditions set forth therein, the Purchaser will purchase all of the outstanding equity interests of Shellpoint (the “Acquisition”) for a purchase price (currently expected to be approximately $150 million, in addition to the approximately $40 million for the MSR Purchase discussed in Item 8.01, below) to be determined at the closing of the Acquisition (the “Closing”) based on the tangible book value of Shellpoint, subject to certain customary Closing and post-closing adjustments. As additional consideration for the Acquisition, the Purchaser will make up to three cash earnout payments, which will be calculated following each of the first three anniversaries of the Closing as a percentage of the amount by which the pre-tax income of certain of Shellpoint’s businesses exceeds certain specified thresholds, up to an aggregate maximum amount of $60 million (the “Earnout Payments”), and allocated approximately 92% to the Sellers and approximately 8% to a long-term employee incentive plan of Shellpoint. In connection with the Acquisition, the Company also entered into a guaranty in favor of the Sellers in respect of all of the Purchaser’s payment obligations under the SPA. In connection with the SPA, New Residential Mortgage LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“NRM”), also entered into certain other agreements, including an MSR Purchase Agreement and a Subservicing Agreement (each described below).

The SPA contains certain customary representations and warranties made by each party, which are qualified by the confidential disclosures provided to the Purchaser in connection with the SPA. The Purchaser and Shellpoint have agreed to various customary covenants, including, among others, covenants regarding the conduct of Shellpoint’s business prior to the Closing and covenants requiring the Purchaser and Shellpoint to use commercially reasonable efforts to obtain certain third-party and governmental consents, approvals or other authorizations required in connection with the Acquisition. The SPA also contains certain indemnification provisions. A portion of the closing purchase price will be held back by the Purchaser, which holdback amount, together with a right of offset against the Earnout Payments, will be available to the Purchaser to satisfy certain indemnification claims.

Each party’s obligation to consummate the Acquisition is subject to certain closing conditions, including among others, (i) the accuracy of the other party’s representations and warranties (subject to certain qualifications); (ii) the other party’s compliance with its covenants contained in the SPA (subject to certain qualifications); (iii) the applicable waiting periods under the HSR Act shall have expired or been terminated; (iv) no judgment, decree or judicial order shall have been entered or might be entered which would materially and adversely affect the consummation of the Transaction; and (v) certain conditions relating to litigation and regulatory matters. In addition, the obligations of the Purchaser to consummate the Acquisition are subject to (i) the absence of any Material Adverse Effect (as defined in the SPA); (ii) the receipt of certain approvals from governmental entities, government-sponsored entities and other third parties; and (iii) the consummation of the transactions contemplated by the MSR Purchase Agreement.

The SPA may be terminated by either party under certain circumstances, including, among others: (i) if the Closing has not occurred on or before October 31, 2018 (unless extended under certain circumstances by the Purchaser); (ii) if a court or other governmental entity has issued a final and non-appealable order prohibiting the Closing; (iii) upon a material uncured breach by the other party that would result in a failure of the conditions to the Closing to be satisfied; or (iv) certain circumstances relating to litigation and regulatory matters.

The representations, warranties and covenants contained in the SPA (i) were made by the parties thereto only for purposes of the SPA and as of specific dates; (ii) were made solely for the benefit of the parties to the SPA; (iii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the SPA; (iv) may have been made for the purposes of allocating contractual risk between the parties to the SPA instead of establishing these matters as facts; and (v) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the SPA is included with this filing only to provide investors with information regarding the terms of the SPA, and not to provide investors with any other factual information regarding the Company, the Purchaser or Shellpoint or their respective businesses as of the date of the SPA or as of any other date.

Item 8.01	Other Events.

On November 29, 2017, concurrently with the Purchaser’s entry into the SPA, NRM entered into (i) a Bulk Agreement for the Purchase and Sale of Mortgage Servicing Rights (the “MSR Purchase Agreement”) with New Penn Financial LLC (“New Penn”), a Delaware limited liability company and a wholly owned subsidiary of Shellpoint, pursuant to which NRM has agreed to purchase from New Penn the mortgage servicing rights relating to a portfolio of Fannie Mae and Freddie Mac mortgage loans having an aggregate principal balance of approximately $8 billion for a purchase price of approximately $40 million (the “MSR Purchase”), and (ii) a Subservicing Agreement (the “Subservicing Agreement”) with New Penn, pursuant to which New Penn has agreed to subservice Fannie Mae and Freddie Mac mortgage loans for which NRM has acquired the right to service such loans.  Each party’s obligation to consummate the MSR Purchase is subject to certain customary closing conditions, including among others, the applicable waiting periods under the HSR Act shall have expired or been terminated and the receipt of certain approvals from government-sponsored entities, and the consummation of the Acquisition is not a condition to the closing of the MSR Purchase. Under the Subservicing Agreement, New Penn is entitled to certain monthly and other servicing compensation, and both NRM and New Penn may terminate the Subservicing Agreement, subject to certain specified terms, notice periods and other requirements.

On November 29, 2017, the Company issued a press release. A full text of the press release is being filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Item 8.01.

Forward Looking Statements

Certain information in this Current Report on Form 8-K constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to (i) statements regarding Shellpoint’s future performance, including its ability to grow, (ii) the ability to obtain all required approvals and consummate the Shellpoint transactions on a timely basis or at all, and (iii) statements regarding Shellpoint’s impact on the Company’s business and future performance.  These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements.  Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the SEC, which are available on the Company’s website (www.newresi.com).  These risks and factors include, but are not limited to, the risks relating to the Shellpoint transactions, including in respect of the satisfaction of closing conditions and the timing thereof; unanticipated difficulties financing the transactions; unexpected challenges related to the integration of the Shellpoint businesses and operations; changes in general economic and/or industry specific conditions; difficulties in obtaining governmental and other third party consents in connection with the transactions; unanticipated expenditures relating to or liabilities arising from the transactions or the acquired businesses; Shellpoint’s ability to service MSRs pursuant to agreements entered into in connection with the transactions; uncertainties as to the timing of the transactions; litigation or regulatory issues relating to the transactions, Shellpoint, the Company or the acquired businesses; the impact of the transactions on relationships with, and potential difficulties retaining, employees, customers and other third parties; and the inability to obtain, or delays in obtaining, expected benefits from the transactions.  New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements.  In addition, risks and uncertainties to which Shellpoint’s business is subject could affect the transactions and, following the closing of the transactions, the Company will be subject to such risks and uncertainties (including certain risks and uncertainties that currently apply to the Company and certain new risks and uncertainties applicable to Shellpoint).  Forward-looking statements contained herein speak only as of the date of this Current Report on Form 8-K, and the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
99.1	Press Release, dated as of November 29, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW RESIDENTIAL INVESTMENT CORP.
(Registrant)

/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer and Treasurer

Date: November 29, 2017

[Signature Page to Form 8-K]